Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of GPN Network, Inc. and subsidiaries on Form SB-2 of our report, dated March 4, 2002, except for Note 10, as to which the date is March 26, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 25, 2002